                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        Stewart & Stevenson Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                       STEWART & STEVENSON SERVICES, INC.
                              2707 NORTH LOOP WEST
                                  P.O. BOX 1637
                            HOUSTON, TEXAS 77251-1637

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 2001


         Dear Shareholder:

         The Annual Meeting of Shareholders of Stewart & Stevenson Services, Inc. will be held at 10:00 a.m. on Tuesday, June 12, 2001, in the Chase Auditorium, 601 Travis Street, Houston, Texas, for the following purposes:

              1.  Election of three directors to the Board of Directors.

              2. Ratification of the selection of independent public accountants of the Company.

         Only holders of Common Stock of Stewart & Stevenson Services, Inc. of record at the close of business on April 25, 2001 will be entitled to vote at the meeting or any adjournment thereof.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend this meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            /s/ CARL B. KING
                                            CARL B. KING
                                            SENIOR VICE PRESIDENT, SECRETARY AND
         MAY 7, 2001                        GENERAL COUNSEL



                             --------------------


YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                       STEWART & STEVENSON SERVICES, INC.
                              2707 NORTH LOOP WEST
                                  P.O. BOX 1637
                            HOUSTON, TEXAS 77251-1637


                                 ---------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         JUNE 12, 2001, AND ADJOURNMENTS

                                 ---------------

           APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO SHAREHOLDERS:
                                   MAY 7, 2001


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         The proxy furnished herewith, for use only at the Annual Meeting of Shareholders to be held at 10:00 a.m. on June 12, 2001, in the Chase Auditorium, 601 Travis Street, Houston, Texas, and any and all adjournments thereof, is solicited by the Board of Directors of Stewart & Stevenson Services, Inc. (the "Company"). Such solicitation is being made by mail and may also be made in person or by telephone by officers, directors and regular employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. In addition, the Company has retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The Company has agreed to reimburse Morrow & Co., Inc. for expenses incurred in connection with the solicitation and to pay a solicitation fee of approximately $5,000. All expenses incurred in this solicitation of proxies will be paid by the Company.

         As of the date of these proxy materials, the Board of Directors is aware of the following matters that will be considered at the meeting:

     1. The election of three directors to the Board of Directors of the Company.

     2. The ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 2002.

         The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies that withhold authority to vote for a nominee or abstain from voting on any matter are counted for the purpose of determining whether a quorum is present. Broker non-votes, which may occur when a broker or nominee has not received timely voting instructions on certain proposals, are not counted for the purpose of determining whether a quorum is present. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies.

         Directors are elected by a plurality of the votes cast at the meeting. The three nominees that receive the greatest number of votes will be elected even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such a nominee.

         The ratification of Arthur Andersen LLP as the Company's independent public accountants requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Proxies that abstain from voting on this proposal have the same effect as a vote against this proposal. Broker non-votes will not have any effect on this proposal.

         Any shareholder executing a proxy retains the right to revoke it by signing and delivering a proxy bearing a later date, by giving notice of revocation in writing to the Secretary of the Company at any time prior to its use, or by voting in person at the meeting. All properly executed proxies received by the Company and not revoked will be voted at the meeting, or any adjournment thereof, in accordance with the specifications of the shareholder. IF NO INSTRUCTIONS ARE SPECIFIED ON THE PROXY, SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES DESCRIBED HEREIN AND FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR. PROXIES ALSO GRANT DISCRETIONARY AUTHORITY AS TO MATTERS PRESENTED AT THE MEETING OF WHICH THE BOARD OF DIRECTORS HAD NO NOTICE ON THE DATE HEREOF, APPROVAL OF THE MINUTES OF THE PRIOR ANNUAL MEETING AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.


                     VOTING SECURITIES AND OWNERSHIP THEREOF
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         At the close of business on April 25, 2001, the record date for the Annual Meeting, the Company had outstanding 28,113,091 shares of Common Stock, without par value. Each outstanding share of Common Stock is entitled to one vote with respect to each of the three director positions and one vote with respect to the ratification of Arthur Andersen LLP as the Company's independent public accountants. Cumulative voting is not permitted under the Company's Third Restated Articles of Incorporation. Shareholders of record at the close of business on April 25, 2001 are entitled to vote at, or execute proxies relating to, the Annual Meeting of Shareholders.

         The following table lists the beneficial ownership of shares of the Company's Common Stock by (i) all persons and groups known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee, (iii) each person who held the office of Chief Executive Officer during the last fiscal year and the four additional highest compensated executive officers who were serving as executive officers on January 31, 2001, (iv) each person who would have been one of such four highest compensated executive officers but was not serving as an executive officer on January 31, 2001, and (v) all directors and officers as a group. None of the directors, nominees or officers of the Company owned any equity security issued by the Company's subsidiaries other than director's qualifying shares. Information with respect to officers, directors and their families is as of February 28, 2001 and is based on the books and records of the Company and information obtained from each individual. Information with respect to institutional shareholders is based upon the Schedule 13D or Schedule 13G filed by such shareholders with the Securities and Exchange Commission. Unless otherwise stated, the business address of each individual or group is the same as the address of the Company's principal executive office.


                                                         AMOUNT AND NATURE OF
                                                         BENEFICIAL OWNERSHIP
                                      ------------------------------------------------------------
                                       SOLE       SHARED       SOLE         SHARED         TOTAL           PERCENT
                   NAME OF            VOTING      VOTING    INVESTMENT    INVESTMENT    BENEFICIAL           OF
             INDIVIDUAL OR GROUP      POWER       POWER        POWER         POWER       OWNERSHIP          CLASS
             -------------------      -----       -----        -----         -----       ---------          -----

5% SHAREHOLDERS
Stevenson Voting Group (1)
c/o Donald E. Stevenson
P.O. Box 1637
Houston, TX  77251 ..............          -0-   2,021,655          -0-   2,021,655     2,068,105(2)        7.4%

J. L. Kaplan Associates, L.L.C.
222 Berkeley Street, Suite 2010
Boston, MA  02116 ...............          -0-   1,153,600          -0-   1,512,685           -0-           5.4%

Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA  94105 ........    1,364,020         -0-    1,500,020         -0-     1,500,020           5.4%

Dimension Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401 .........    1,430,700         -0-    1,430,700         -0-     1,430,700           5.1%

INDIVIDUAL DIRECTORS AND NOMINEES
Donald E. Stevenson .............      573,596     221,976      573,596     221,976       812,797(4)        2.9%
Robert S. Sullivan ..............        2,934         -0-        2,934         -0-         9,934(3)          *
Khleber V. Attwell ..............        5,408         -0-        5,408         -0-         9,408(5)          *
Darvin M. Winick ................        2,845         -0-        2,845         -0-         5,845(6)          *
Howard Wolf .....................        6,845         -0-        6,845         -0-         9,845(6)          *
Michael L. Grimes ...............       16,852         -0-       16,852         -0-        98,102(7)          *
Monroe M. Luther ................        5,824         -0-        5,824         -0-         5,824             *
Charles R. Ofner ................          824         -0-          824         -0-           824             *
Max L. Lukens ...................        3,900         -0-        3,900         -0-         3,900             *
C. Jim Stewart III ..............       13,890       7,250       19,190       1,950        59,365(8)          *

NON-DIRECTOR EXECUTIVE OFFICERS
John H. Doster ..................       12,000         -0-       12,000         -0-        42,000(9)          *
Richard M. Wiater ...............        5,000         -0-        5,000         -0-        12,500             *
Ralph T. Tierno III .............          -0-         -0-          -0-         -0-         5,000(10)         *
T. Michael Andrews ..............       13,742         -0-       13,742         -0-        63,142(11)         *

FORMER EXECUTIVE OFFICERS
Garth C. Bates, Jr. .............       70,935         -0-       70,935         -0-       159,185(12)         *
Lawrence E. Wilson ..............          -0-         -0-          -0-         -0-        63,700(13)         *

ALL DIRECTORS AND EXECUTIVE
OFFICERS
(25 Persons) ....................    2,358,877     480,346     2,381,922    457,301     3,216,773(14)      11.5%

Less than 1%

--------------
(1) A Schedule 13D was filed in 1999 with the Securities and Exchange Commission jointly by Donald E. Stevenson, Keith T. Stevenson, Kathleen Cynthia Pickett Stevenson, and Madlin Stevenson. The Company has been independently advised by a member of the group that Madlin Stevenson has passed away and that some of the shares of Common Stock have been sold. However, the Company continues to report the ownership as set forth in the Schedule 13D.
(2)      Includes options to purchase 46,450 shares of Common Stock.
(3)      Includes options to purchase 7,000 shares of Common Stock.
(4)      Includes options to purchase 17,225 shares of Common Stock.
(5)      Includes options to purchase 4,000 shares of Common Stock.
(6)      Includes options to purchase 3,000 shares of Common Stock.
(7)      Includes options to purchase 81,250 shares of Common Stock.
(8)      Includes options to purchase 38,225 shares of Common Stock.
(9)      Includes options to purchase 30,000 shares of Common Stock.
(10)     Includes options to purchase 5,000 shares of Common Stock.
(11)     Includes options to purchase 49,400 shares of Common Stock.
(12) Mr. Bates' Common Stock ownership is based on the books and records of the Company before the expiration of his employment with the Company. Includes options to purchase 88,250 shares of Common Stock.
(13)     Includes options to purchase 63,700 shares of Common Stock.
(14)     Includes options to purchase 370,050 shares of Common Stock.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of twelve directors divided into three classes of four members. At each Annual Meeting of Shareholders one class is elected to hold office for a term of three years. Members of the other classes continue to serve for the remainder of their respective terms. The persons named below have been nominated for election to the Board of Directors at the Annual Meeting to serve as directors until 2004.

         The Board of Directors of the Company will consist of ten directors after the Annual Meeting of Shareholders. Mr. William R. Lummis, a director whose term expires in 2001, has indicated that he will not stand for reelection to the Board of Directors. The Corporate Governance Committee of the Board of Directors has not nominated another person to fill Mr. Lummis' position because it is contemplated that the size of the Board will be reduced, thereby eliminating such position. Also, Mr. C. Jim Stewart II, the Chairman of the Board and a director whose term expires in 2003, will retire from the Board of Directors on the date of the Annual Meeting pursuant to the mandatory retirement provisions of the Company's Bylaws.

         Each of the nominees currently serves as a director of the Company, and the Board of Directors believes that each of the nominees will be willing and able to serve. If any such person is unable to serve for good cause, or is unwilling to serve for any reason, proxies will be voted for the election of another person selected by the Corporate Governance Committee of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES LISTED BELOW BE ELECTED BY THE SHAREHOLDERS. UNLESS OTHERWISE SPECIFIED, ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF FOR THE ELECTION OF THE THREE PERSONS WHOSE NAMES ARE LISTED IN THE FOLLOWING TABLE AS NOMINEES FOR DIRECTORS WHOSE TERM WILL EXPIRE IN 2004. PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THE NUMBER OF NOMINEES NAMED BELOW.

         PERSONS NOMINATED FOR DIRECTOR WHOSE TERM WILL EXPIRE IN 2004

                                                                                         DIRECTOR
              NAME AND PRINCIPAL OCCUPATION                                      AGE      SINCE
-------------------------------------------------------------------------------  ---     --------
DONALD E. STEVENSON(1).........................................................   57        1975

   Vice President of the Company.

ROBERT S. SULLIVAN(2)(3).......................................................   57        1992

   Dean, Kenan-Flagler Business School of the University of North
   Carolina at Chapel Hill. Previously, Director of the IC(2) Institute, The
   University of Texas at Austin, Austin, Texas, and Dean of the Graduate
   School of Industrial Administration, Carnegie Mellon University,
   Pittsburgh, Pennsylvania.

MAX L. LUKENS..................................................................   52        2000

   Business consultant and investor. Previously, Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated.

THE FOLLOWING PERSONS HAVE BEEN PREVIOUSLY ELECTED AS DIRECTORS OF THE COMPANY AND WILL CONTINUE TO SERVE AFTER THE ANNUAL MEETING.


                      DIRECTORS WHOSE TERM EXPIRES IN 2002

                                                                                           DIRECTOR
                     NAME AND PRINCIPAL OCCUPATION                               AGE         SINCE
-------------------------------------------------------------------------------  ---       --------
KHLEBER V. ATTWELL (1)(3)(4)...................................................   70          1998

   Management consulting (private practice). Previously, partner with Ernst & Young LLP.

C. JIM STEWART III.............................................................   52          2001

   Vice President of the Company.

DARVIN M. WINICK, PH.D. (3)(4).................................................   71          1999

   President of Winick Consultants, Organizational Consultants. Director for Citizens State Bank.

HOWARD WOLF (2)(4).............................................................   66          1999

   Senior Partner of the international law firm of Fulbright & Jaworski LLP.
   Serves as a director of Offshore Logistics, Inc. of Lafayette, Louisiana.


                      DIRECTORS WHOSE TERM EXPIRES IN 2003

                                                                                     DIRECTOR
                    NAME AND PRINCIPAL OCCUPATION                            AGE       SINCE
--------------------------------------------------------------------------   ---     --------
MICHAEL L. GRIMES (1).....................................................    51        1999

   President and Chief Executive Officer of the Company. Previously,
   President of Cooper Cameron Power Generation, President of Cooper
   Energy Services, and General Manager of various operations within the General Electric Company.

MONROE M. LUTHER (3)......................................................    60        2000

   Chairman of Wind River Capital Company, Chairman of The Prague
   Post, and Chairman of Bigger Than That Productions. Founder and former Chief Executive Officer of Eagle Management & Trust Company.
   Member of Advisory Board of Apogee Holdings.


                                       5

                                                                                     DIRECTOR
                    NAME AND PRINCIPAL OCCUPATION                            AGE       SINCE
--------------------------------------------------------------------------   ---     --------

CHARLES R. OFNER (2)(4)...................................................    55        2000

   Private Investor.  Previously, Senior Vice President of R&B Falcon
   Corporation until its merger with Transocean Sedco Forex, Inc. on January 31, 2001. Previously, Vice President of Reading & Bates
   Corporation.


---------------
(1)      Member of Executive Committee.
(2)      Member of Compensation and Management Development Committee.
(3)      Member of Audit Committee.
(4)      Member of Corporate Governance Committee.

         Each nominee and current director has been employed for more than five years either as shown in the foregoing table or in various executive capacities with the Company. Mr. Donald E. Stevenson and Mr. Robert S. Sullivan were last elected as directors at the 1998 Annual Meeting.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held eight meetings during the fiscal year ended January 31, 2001 ("Fiscal 2000"). During Fiscal 2000, no director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (b) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

         The Audit Committee of the Board of Directors consists of five independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards) non-employee directors. The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit; reviews with the Company's independent auditors and internal auditors the procedures for and results of internal auditing and controls; and reviews with management the effectiveness of various operational policies and controls, including the Company's Business Practices Program. The Audit Committee recommends to the Board of Directors the employment of independent auditors and considers, in general, the audit services to be performed by such independent auditors and the possible effect on the independence of the independent auditors from the performance of non-audit services. The Board of Directors has adopted a written charter governing the responsibilities of the Audit Committee, a copy of which is attached as Exhibit A to these proxy materials. The Audit Committee held eight meetings during Fiscal 2000.

         The Compensation and Management Development Committee recommends the total compensation payable by the Company to its executive officers, subject to approval by those members of the Board of Directors that are not and never have been an officer of the Company or its subsidiaries; grants options pursuant to the option plans relating to officers and employees; conducts such investigations and studies as it deems necessary; and considers management succession and related matters. The Compensation and Management Development Committee held two meetings during Fiscal 2000.

         The Corporate Governance Committee selects nominees for the Board of Directors of the Company. The Corporate Governance Committee considers nominees submitted by the members of the Board of Directors, the officers of the Company and the Company's shareholders. Nominees for the Board of Directors may be submitted to the Chairman of the Corporate Governance Committee at the Company's executive offices for consideration by the Corporate Governance Committee. In addition, the Corporate Governance Committee administers the principles and practices established by the Board of Directors. The Corporate Governance Committee held three meetings during Fiscal 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No person serving on the Compensation and Management Development Committee during Fiscal 2000 is or has ever been an officer of the Company or any of its subsidiaries, and no executive officer of the Company is serving or has ever served on a board of directors or compensation committee of any entity, one of whose executive officers now serves, or at any time in Fiscal 2000 served, on the Board of Directors or Compensation and Management Development Committee of the Company. During Fiscal 2000, the Company's Compensation and Management Development Committee consisted of Messrs. Robert S. Sullivan, Brian
H. Rowe, Howard Wolf, and Charles R. Ofner. Since the end of Fiscal 2000, Mr. Brian H. Rowe resigned from the Board to pursue other interests.

COMPENSATION OF DIRECTORS

         During Fiscal 2000, directors whose principal occupation is other than employment with the Company were compensated at the rate of $12,000 per year plus $1,000 for each meeting of the Board of Directors and each committee meeting attended and $500 for each telephone meeting attended. Each committee chairman received an annual fee of $3,000. The directors were also reimbursed for any out-of-pocket expenses incurred to attend meetings. The Company has a retirement plan for directors, but accrual of benefits thereunder terminated after the 1997 Annual Meeting. Under such retirement plan, non-employee directors, including those directors that are retired officers of the Company, with 60 months of continuous service on the Board of Directors will receive $1,000 per month for a period equivalent to service on the Board of Directors up to a maximum of 120 months, commencing on the month following their 70th birthday or the date such director ceases to serve on the Board, whichever is later.

         During Fiscal 2000, each director who was not an officer or employee of the Company participated in the 1996 Director Stock Plan (the "1996 Plan"). Under the 1996 Plan, such directors received, on the date of the Annual Meeting in 2000, (i) the number of shares of the Company's Common Stock determined by dividing (A) the sum of $12,000 by (B) the fair market value of a share of the Company's Common Stock, and (ii) options to purchase 3,000 shares of the Company's Common Stock. The options were granted at the closing price on the date of grant and will become exercisable on the first anniversary of the grant. All options granted under the 1996 Plan expire on the tenth anniversary of the grant.

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants of the Company for the year ending January 31, 2002. So far as is known to the Company, neither such firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent public accountants and clients. A representative of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if such representative desires and to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS THAT THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR

ENDING JANUARY 31, 2002 BE RATIFIED BY THE SHAREHOLDERS. UNLESS OTHERWISE INDICATED, ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR SUCH RATIFICATION AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. An adverse vote will be considered a direction to the Audit Committee to select other independent public accountants in the following year.

NOTWITHSTANDING ANY STATEMENT CONTAINED IN A PREVIOUS FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF 1934, AS AMENDED, NEITHER THE PERFORMANCE GRAPH SET FORTH BELOW NOR THE REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OR THE REPORT OF THE AUDIT COMMITTEE THAT FOLLOWS IS INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

                 PERFORMANCE OF STEWART & STEVENSON COMMON STOCK

         The following graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total shareholder return of the Standard & Poor's Machinery-Diversified Index and the S&P Smallcap 600 Index for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on January 31, 1996 and that all dividends were reinvested.





                               [PERFORMANCE GRAPH]






                                                      YEAR ENDED JANUARY 31,
                                                      ----------------------
                                         1996     1997     1998     1999     2000     2001
                                         ----     ----     ----     ----     ----     ----
Stewart & Stevenson Services, Inc.        100      102      101       36       48      112
S&P Smallcap 600 Index                    100      123      149      148      163      197
S&P Machinery - Diversified Index         100      119      149      120      138      142

       REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE


TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

The Compensation and Management Development Committee of the Board of Directors (the "Committee") consists of four independent, non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee reviews and recommends all salary arrangements and other executive compensation for approval by the independent members of the Board of Directors, approves the design of executive compensation programs, administers such programs and assesses their effectiveness in supporting the Company's compensation policies. The Committee also evaluates executive performance and considers management succession and related matters. The Committee is authorized to, and does, retain independent consultants to assist in the design of compensation programs and assess their effectiveness.

The Committee is committed to implementing a compensation program that encourages creation of shareholder value. To facilitate the achievement of the Company's business strategies, the Committee adheres to the following compensation policies:

         To strengthen the relationship between pay and performance, executive's annual and long-term compensation programs will include variable compensation that is dependent upon the contribution of each executive to the Company's performance.

         To focus management on the achievement of both short-term performance goals and the long-term interests of shareholders, a significant portion of each executive's total compensation will consist of "at-risk" compensation.

         To enable the Company to attract, retain and encourage the development of the best available executive personnel, competitive compensation opportunities will be offered.

The Committee, with the assistance of its independent compensation consultants, has evaluated the function of each executive position to determine the skill, knowledge, and accountability required. Using this information, the Committee is able to compare the compensation of each executive officer with a broad base of compensation paid to others occupying positions with a similar relative job content.

TOTAL COMPENSATION

The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentives, each of which is addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package and the relationship of such executive's total compensation to the total compensation paid to the executives with similar position content.

Mr. Michael L. Grimes served as President and Chief Executive Officer of the Company during the twelve months ended January 31, 2001 ("Fiscal 2000"). Total compensation paid to Mr. Grimes during Fiscal 2000 was below the median amount paid to other executives with similar position content because of his relatively short length of time as an employee of the Company and experience as a Chief Executive Officer of a public corporation. Total compensation paid to other executive officers of the Company was generally consistent with the median total compensation paid to executives with similar position content. However, relative competitiveness of compensation varied significantly among individual executives largely due to historical practice, changes in roles and responsibilities, and recent competitive market dynamics.

BASE SALARY

Base Salary levels are targeted at the median levels of compensation for executives with similar position content and targeted within a range of plus or minus 20% of the median. The Committee reviews each executive's salary on an annual basis. Increases to base salaries are driven primarily by changes in the relative job content of the executive's position, the expected contributions of the executive in the upcoming fiscal year and changes in the competitive market compensation practice. Individual performance, experience, past performance and historical salary levels are also considered. In making its evaluation, the Committee has not assigned particular weights to these factors.

Base salaries established by the Committee for Fiscal 2000 were generally within the administrative range. Several officers' salaries were above the median for positions with similar job content because of recent assignment to new positions or decreases in content during prior periods. Mr. Grimes' base salary was substantially below the median base salary for positions with similar content. His base salary will be re-evaluated in future periods. To offset this shortfall of median base salary, the Committee chose to increase the stock option portion of Mr. Grimes' total compensation package to provide incentive for shareholder value growth.

ANNUAL INCENTIVES

The Company provides an annual bonus opportunity to executives. Annual bonuses motivate executives to maximize short-term performance as a part of achieving long-term goals.

At the beginning of Fiscal 2000, the Committee and the Company adopted a Management Incentive Compensation Plan ("MICP") providing for cash bonus opportunities for individual executive officers between 10% and 60% of their base salary if certain individual and Company performance targets are met. In determining the relative percentage of base salary for each individual executive's bonus opportunity, the Committee considered the aggregate total compensation paid by the Company to such person compared to amounts paid by other companies to executives with similar position content. The performance targets used in the MICP to determine whether all or part of an individual executive's bonus opportunity is awarded are based upon (i) the performance of the Company compared to pre-established goals, (ii) the performance of a particular cost center, profit center, or business function for which each individual executive is responsible compared to pre-established goals, and (iii) the commitment of the individual to ethical business practices. Approximately 70% of the target bonus for each executive officer is based on financial measurements of the Company's and/or individual profit center performance and the balance is based on non-financial goals and considerations.

Bonus payments approved by the Committee for Fiscal 2000 were calculated under the terms of the MICP. In determining the criteria for Mr. Grimes' bonus opportunity under the MICP, the Committee considered Mr. Grimes' measured accomplishments during his first full year as CEO, as well as the total compensation packages of senior executives with similar responsibilities. During his two years with Stewart & Stevenson, Mr. Grimes has made considerable progress towards the Company's five key initiatives resulting in the placement of effective executives in key roles, significant cash growth, top line sales growth and improved profitability.

LONG-TERM INCENTIVES

In keeping with the Company's philosophy of providing a total compensation package favoring "at-risk" components of pay, long-term incentives comprise a significant portion of each executive's total compensation package. Long-term incentives during Fiscal 2000 consisted exclusively of stock options pursuant to the Stewart & Stevenson 1988 Nonstatutory Stock Option Plan. Stock options under this plan are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have a value only if the stock price appreciates from the date the options are granted. The design of these stock options focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company.

The size of award to each executive is affected by individual performance, the individual's level of responsibility, and the desire of the Company to retain the individual. As a result, the number of shares underlying stock option awards varies from year to year and is dependent on the stock price on the date of grant.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

Section 162(m) of the Internal Revenue Code of 1986 generally limits the corporate deduction for compensation paid to executive officer named in the proxy to $1 million per year, unless certain requirements are met. The Committee has carefully considered the impact of this provision on the Company's incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer is expected to receive compensation, other than performance-based compensation, in excess of $1 million in the foreseeable future. The Committee believes it is in the Company's best interest to retain some non-formula evaluation of individual performance when determining total compensation payable to the Company's executive officers.

CONCLUSION

The Committee believes these executive compensation policies and programs serve the interests of the shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit. The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

                                 Respectfully submitted,
                                 THE COMPENSATION AND MANAGEMENT
                                 DEVELOPMENT COMMITTEE

                                 Robert S. Sullivan - Chairman
                                 Brian H. Rowe
                                 Howard Wolf
                                 Charles R. Ofner

THE INFORMATION IN THE FOREGOING PARAGRAPHS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL, OR BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR SUBJECT TO REGULATION 14A OR 14C OR TO LIABILITIES OF SECTION 18 OF THE SECURITIES ACT, NOR SHALL IT BE DEEMED TO INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THESE PARAGRAPHS BY REFERENCE.

                          REPORT OF THE AUDIT COMMITTEE

TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

The Audit Committee of the Board of Directors (the "Audit Committee") has:


1. Reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2001 with the management of the Company;

2. Discussed with the Company's Independent Auditors the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

3. Received the written disclosures and the letter from the Company's Independent Auditors required by Independence Standards Board Standard No. 1 (INDEPENDENCE STANDARDS BOARD STANDARD NO. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), as the same was in effect on the date of the Company's financial statements, and has discussed with the Independent Auditors their independence.

Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2001 be included in the Company's Annual Report on Form 10-K.

                                   Respectfully submitted,
                                   THE AUDIT COMMITTEE

                                   Khleber V. Attwell - Chairman
                                   Robert S. Sullivan
                                   William R. Lummis
                                   Darvin M. Winick
                                   Monroe M. Luther


THE INFORMATION IN THE FOREGOING PARAGRAPHS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL, OR BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR SUBJECT TO REGULATION 14A OR 14C OR TO LIABILITIES OF SECTION 18 OF THE SECURITIES ACT, NOR SHALL IT BE DEEMED TO INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THESE PARAGRAPHS BY REFERENCE.

                               EXECUTIVE OFFICERS

         The names, ages and positions of all the executive officers of the Company as of January 31, 2001 are listed below. Except as noted below, each officer was last elected as an executive officer at the meeting of directors immediately following the 2000 Annual Meeting of Shareholders. The term of each executive officer will expire at the meeting of directors following the 2001 Annual Meeting of Shareholders. There exist no arrangements or understandings between any officer and any other person pursuant to which the officer was elected.

                                                                                                  OFFICER
                   NAME              AGE                        POSITION                           SINCE
-----------------------------------  ---  ----------------------------------------------------    -------
Michael L. Grimes..................   51  President and Chief Executive Officer                     1999
John H.Doster......................   59  Senior Vice President and Chief Financial Officer         1998
Carl B. King.......................   58  Senior Vice President, Secretary and General Counsel      2001
Richard M. Wiater..................   65  Senior Vice President                                     1999
Wade F. Sperry.....................   53  Senior Vice President                                     2001
T. Michael Andrews.................   60  Vice President                                            1982
Donald E. Stevenson................   57  Vice President                                            1984
Keith T. Stevenson*................   54  Vice President                                            1986
C. Jim Stewart III.................   52  Vice President                                            1988
Ralston P. Cole....................   63  Vice President                                            1998
David R. Stewart...................   50  Treasurer                                                 1998
John T. Wall.......................   53  Vice President                                            1998
Ralph T. Tierno III................   45  Vice President                                            1999
Stephen A. Hines...................   52  Vice President                                            2000
James C. Farris....................   48  Vice President                                            2000
John E. Keating....................   61  Vice President                                            2000
John B. Simmons....................   48  Controller and Chief Accounting Officer                   2001

----------
*  Mr. Keith T. Stevenson retired from the Company in April 2001.

         Except as follows, each of the officers listed above has been employed by the Company in an executive capacity for more than five years.

         Mr. Grimes was elected as President and Chief Executive Officer of the Company on April 20, 1999. He previously served as President of Cooper Cameron Power Generation from 1998 to 1999, President of Cooper Energy Services from 1996 to 1998, and General Manager of various operations within the General Electric Company from 1973 to 1996.

         Mr. Doster was elected as Chief Financial Officer of the Company on July 15, 1998. He previously served as Senior Vice President and Chief Financial Officer of Battelle Memorial Institute from 1992 to 1997.

         Mr. King was elected as Senior Vice President, Secretary and General Counsel of the Company in 2001. He previously served as Senior Vice President and General Counsel of Seagull Energy Corporation from 1998 to 1999, and Senior Vice President and General Counsel of PanEnergy Corporation from 1990 to 1997.

         Mr. Wiater is Senior Vice President of the Company and was first elected as an officer in June 1999. He previously was a personal investor and advisor to several small businesses from 1995 to 1998 after retiring from the General Electric Company.

         Mr. Sperry was elected as Senior Vice President of the Company in 2001. He previously served as Vice President, Fossil Operations, of Florida Power Corporation from 1997 to 2000, and Region Manager of Apparatus Service for the General Electric Company.

         Mr. Cole was elected as a Vice President of the Company in 1998. He previously served as the Gulf Coast Regional Manager of the Company's Power Products Division from 1995 to 1998.

         Mr. David Stewart was elected as Treasurer of the Company in 1998. He previously served the Company as Director of Investor Relations and continues to serve in that position.

         Mr. Wall was elected as a Vice President of the Company in 1998. He previously served as the General Manager of the Company's Petroleum Equipment Division from 1990 to 1998.

         Mr. Tierno was elected as a Vice President of the Company in 1999. He previously served as President of Clarostat Sensors & Controls Inc., a division of Invensys PLC, from March 1998 to September 1999. He previously served as Vice President - General Manager of various divisions of Schlumberger, Ltd.

         Mr. Hines was elected as a Vice President of the Company in 2000. He previously served the Company as Corporate Human Resources Manager.

         Mr. Farris was elected as a Vice President of the Company in 2000. He previously served as the Company's Dallas Division Manager in the Power Products Division.

         Mr. Keating was elected as a Vice President of the Company in 2000. He previously served as President of Worldwide Sales of Tug Manufacturing Corporation for more than the last five years.

         Mr. Simmons was elected as Controller and Chief Accounting Officer of the Company in 2001. He previously served as Vice President and Chief Financial Officer of Cooper Energy Services, Inc. from 1997 to 2000, and Chief Financial Officer of Production Operators, Inc. from 1996 to 1997.

         C. Jim Stewart III and David R. Stewart are sons of Mr. C. Jim Stewart II, the Chairman of the Board of Directors of the Company. Keith T. Stevenson is the brother, and T. Michael Andrews is a first cousin, of Mr. Donald E. Stevenson. These persons and other members of the Stewart family and the Stevenson family could be deemed "control persons" with respect to the Company as such term is defined in the rules and regulations of the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table shows the aggregate compensation paid or accrued by the Company during each of the last three fiscal years to or for (i) any individual that held the office of Chief Executive Officer during Fiscal 2000 and (ii) each of the other four highest compensated executive officers.

                             SUMMARY OF COMPENSATION

                                                                                                 LONG-TERM
                                                        ANNUAL COMPENSATION                     COMPENSATION
                                                 ---------------------------------------      ----------------
                                                                                 Other                               All
                                                                                 Annual                             Other
            Name and                Year ended                                   Compen-      Options     LTIP     Compen-
       Principal Position           January 31    Salary          Bonus          sation       Granted    Payout    sation(3)
       ------------------           ----------   ---------      ---------        -------      -------    ------    ---------
Michael L. Grimes................      2001      $ 319,231      $ 207,237          (2)        125,000      -0-     $  5,072 (4)
  President and Chief                  2000        236,015        250,000 (1)      (2)        100,000      -0-        4,733 (4)
  Executive Officer                    1999            N/A            N/A          (2)            N/A      N/A          N/A

John H. Doster...................      2001        274,423        134,000          (2)         40,000      -0-        4,913   (5)
  Senior Vice President and            2000        260,000        125,000          (2)         40,000      -0-        3,947   (5)
  Chief Financial Officer              1999        121,115         40,000        $21,156 (2)      N/A      -0-          302

Richard M. Wiater................      2001        234,615        171,080          (2)         30,000      -0-        4,257   (6)
  Senior Vice President                2000        108,173        125,000          (2)            -0-      -0-        2,250   (6)
                                       1999            N/A            N/A          (2)            N/A      N/A          N/A

Ralph T. Tierno III..............      2001        187,212         55,145          (2)         10,000      -0-        3,238   (7)
   Vice President                      2000         58,846         22,500          (2)         10,000      -0-        1,157   (7)
                                       1999            N/A         10,000          (2)            N/A      -0-          N/A

T. Michael Andrews...............      2001        171,769         54,457          (2)         10,000      -0-        4,772   (8)
   Vice President                      2000        165,769         40,000          (2)         10,000      -0-        4,119   (8)
                                       1999        159,808         20,000          (2)         10,000      -0-        2,959   (8)

Garth C. Bates, Jr...............      2001         75,000            -0-          (2)         40,000      -0-      422,849   (9)
                                       2000        300,689        100,000          (2)         30,000      -0-        4,802   (9)
                                       1999        290,000         50,000          (2)         25,000      -0-          746

Lawrence E. Wilson...............      2001        171,692            -0-          (2)         15,000      -0-      111,861 (10)
                                       2000        200,626         40,000          (2)         15,000      -0-        4,265 (10)
                                       1999        190,000         40,000          (2)         12,000      -0-        2,989 (10)

(1) Mr. Grimes' bonus compensation in Fiscal 1999 consisted of (i) a signing bonus in the amount of $100,000 paid in April 1999, and (iii) a merit bonus in the amount of $150,000 for the fiscal year ended January 31, 2000.

(2) Except with respect to Mr. Doster, the total amount of all perquisites and other personal benefits, securities or property paid or accrued by the Company is less than the lesser of (i) $50,000 or (ii) 10% of the total of annual salary and bonus. During the fiscal year ended January 31, 1999, the Company paid Mr. Doster's relocation expenses in the amount of $21,156. There have been no amounts paid or accrued with respect to above-market or preferential earnings on restricted stock, options, SARs or deferred compensation or with respect to earnings on long-term incentive plans or tax reimbursements. Except for purchases pursuant to the Stewart & Stevenson Employee Stock Purchase Plan, participation in which was available to all employees, there were no purchases of any security of the Company for less than the fair market value thereof on the date of purchase.

(3) Unless otherwise indicated, All Other Compensation consists of the dollar value of insurance premiums for term life insurance policies for the benefit of the named executive.

(4) For each of the fiscal years ended January 31, 2001 and 2000, respectively, Other Compensation for Mr. Grimes consists of term life insurance premiums of $1,135 and $579, and contributions by the Company to a defined contribution pension plan of $3,937 and $4,154.

(5) For each of the fiscal years ended January 31, 2001 and 2000, respectively, Other Compensation for Mr. Doster consists of term life insurance premiums of $976 and $662, and contributions by the Company to a defined contribution pension plan of $3,937 and $3,285.

(6) For each of the fiscal years ended January 31, 2001 and 2000, respectively, Other Compensation for Mr. Wiater consists of term life insurance premiums of $57 (current year only), and contributions by the Company to a defined contribution pension plan of $4,200 and $2,250.

(7) For each of the fiscal years ended January 31, 2001 and 2000, respectively, Other Compensation for Mr. Tierno consists of term life insurance premiums of $655 and $638, and contributions by the Company to a defined contribution pension plan of $2,583 and $519.

(8) For each of the fiscal years ended January 31, 2001, 2000 and 1999, respectively, Other Compensation for Mr. Andrews consists of term life insurance premiums of $610, $589 and $572, and contributions by the Company to a defined contribution pension plan of $4,162, $3,530 and $2,387.

(9) Mr. Bates left the Company in August 2000. For the fiscal year ended January 31, 2001, Other Compensation for Mr. Bates consists of a severance benefit of $418,208, term life insurance premiums of $266, and contributions by the Company to a defined contribution pension plan of $4,375. For the fiscal year ended January 31, 2000, Other Compensation for Mr. Bates consists of term life insurance premiums of $772 and contributions by the Company to a defined contribution pension plan of $4,030.

(10) Mr. Wilson left the Company in January 2001. For the fiscal year ended January 31, 2001, Other Compensation for Mr. Wilson consists of a severance benefit of $107,307, term life insurance premiums of $553, and contributions by the Company to a defined contribution pension plan of $3,938. For each of the fiscal years ended January 31, 2000 and 1999, respectively, Other Compensation for Mr. Wilson consists of term life insurance premiums of $515 and $489, and contributions by the Company to a defined contribution pension plan of $3,750 and $2,500.

GRANTS AND EXERCISES OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The Company has three stock option plans. The 1988 Nonstatutory Stock Option Plan (as amended and restated effective as of June 10, 1997) (the "1988 Plan") authorizes the grant of options to employees, including officers, to purchase an aggregate of up to 1,500,000 shares of Common Stock and provides that limited stock appreciation rights may be granted in connection with such options. The 1993 Nonofficer Stock Option Plan (the "1993 Plan") authorizes the grant of options to employees other than officers of the Company to purchase an aggregate of up to 574,725 shares of Common Stock. Stock appreciation rights may not be granted under the 1993 Plan. The 1996 Director Stock Plan (the "1996 Plan") authorizes the grant of options to directors other than officers or employees of the Company.

         The recipients and terms of options granted pursuant to the 1988 Plan and the 1993 Plan are determined by the Compensation and Management Development Committee of the Board of Directors, none of whom are employees of the Company or eligible for any benefits under such plans. Under the 1996 Plan, an option to purchase 3,000 shares of the Company's Common Stock is automatically granted on the date of each Annual Meeting of Shareholders to each eligible director who is elected to serve as a director at, or whose term as a director continues after, such meeting.

         During Fiscal 2000, the Company granted options to purchase an aggregate of (i) 362,500 shares of Common Stock under the 1988 Plan, (ii) 270,500 shares of Common Stock under the 1993 Plan and (iii) 33,000 shares of Common Stock under the 1996 Plan. No limited stock appreciation rights were granted under the 1988 Plan during Fiscal 2000 or during any previous fiscal year. The following tables set forth information as to options under the Company's stock option plans granted to or exercised by the individuals described in the Summary Compensation Table during 2000 and the value of all outstanding options owned as of January 31, 2001 by the individuals named in the Summary Compensation Table.

                      OPTION/SAR GRANTS DURING FISCAL 2000

                                                                                              Potential Realizable Value at
                                                                                                 Assumed Annual Rates of
                                                                                                 Stock Price Appreciation
                                                        Individual Grants                             for Option Term
                                       ---------------------------------------------------    -----------------------------
                                                    % of Total   Exercise
                                                     Options       Price
                                        Options     Granted to      per         Expiration
           Name                        Granted (1)   Employees    share (2)        Date             5%                10%
           ----                        -----------  ----------   ----------     -----------   -----------       -----------
Michael L. Grimes .................       125,000      19.5        $9.56         03/16/2010   $   751,726       $ 1,905,020
John H. Doster ....................        40,000       6.2        $9.56         03/16/2010       240,552           609,606
Richard M. Wiater .................        30,000       4.7        $9.56         03/16/2010       180,414           457,205
Ralph T. Tierno III ...............        10,000       1.6        $9.56         03/16/2010        60,138           152,402
T. Michael Andrews ................        10,000       1.6        $9.56         03/16/2010        60,138           152,402
Garth C. Bates, Jr. ...............        40,000       6.2        $9.56         03/16/2010       240,552           609,606
Lawrence E. Wilson ................        15,000       2.3        $9.56         03/16/2010        90,207           228,602
All Employees, including officers..       666,000     100.0        $9.56         03/16/2010     4,403,009        11,158,089

(1) All options become exercisable in four 25% cumulative annual installments commencing March 16, 2001.

(2) All options are exercisable at the prices shown, which are not less than the closing market price on the date of grant.

                     OPTION/SAR EXERCISES DURING FISCAL 2000
                               AND YEAR-END VALUES

                                                                    Number of Unexercised        Value of Unexercised In-the-
                                                                          Options at                   Money Options at
                                      Shares                           January 31, 2001                 January 31, 2001
                                    Acquired on     Value       -----------------------------    -----------------------------
         Name                         Exercise     Realized     Exercisable     Unexercisable    Exercisable     Unexercisable
         ----                       -----------    -------      -----------     -------------    -----------     -------------
Michael L. Grimes ...............         -0-        N/A            25,000           200,000     $   405,593       $ 3,162,715
John H. Doster ..................         -0-        N/A            10,000            70,000         146,300         1,061,600
Richard M. Wiater ...............         -0-        N/A               -0-            30,000             -0-           467,025
Ralph T. Tierno III .............         -0-        N/A             2,500            17,500          30,325           246,650
T. Michael Andrews ..............         -0-        N/A            40,150            24,250          73,443           278,153
Garth C. Bates, Jr. .............        7,500     $ 40,800         77,000            80,000         102,228           986,963
Lawrence E. Wilson ..............        3,750       53,906         50,700            34,750          51,805           415,455
All Employees, including
  officers ......................       67,600     $336,451        803,927         1,071,048       2,465,742        14,002,263

RETIREMENT PLANS

         The Company has a defined benefit Pension Plan (the "Pension Plan") under which benefits are determined primarily by average final base salary and years of service. The Pension Plan covers substantially all of its full-time employees, including officers, and, subject to certain limitations described below, bases pension benefits on 1.5% of (a) the employee's highest consecutive five-year average base salary out of the last ten years or (b) $160,000 (and thereafter subject to adjustment for increases in the cost of living), whichever is lower, times the employee's years of credited service. The Internal Revenue Code of 1986, as amended, limits benefits that may be paid under the Pension Plan to $125,000 per year in 1998, offset by a compensation of Social Security benefits.

         The Company has a Supplemental Executive Retirement Plan (the "SERP") under which certain key executives will receive retirement benefits in addition to those provided under the Pension Plan. The Compensation and Management Development Committee determines which executive officers are eligible for benefits under the SERP. Supplemental benefits are based upon the average final compensation and years of service without regard to the limitations imposed by the Internal Revenue Code of 1986, as amended, and using the total of base salary and bonus to compute final average compensation. Benefits under the SERP are limited to an amount such that the aggregate of all retirement benefits paid under the Pension Plan and the SERP will not exceed 75% of the executive's highest consecutive five-year average salary not including bonus payments.

         The following table sets forth the estimated annual benefits payable upon retirement to persons in specified compensation and years-of-service classification pursuant to the Stewart & Stevenson Employee Pension Plan and the Stewart & Stevenson Supplemental Executive Retirement Plan.

                                                          ESTIMATED ANNUAL RETIREMENT BENEFIT (1)
                                                                    YEARS OF SERVICE
                                               -----------------------------------------------------------
     FINAL AVERAGE COMPENSATION                   15           20           25            30          35
     --------------------------                   --           --           --            --          --
        $100,000...........................     18,356       24,816       31,020        37,224      43,861

         200,000...........................     40,860       54,816       68,520        82,224      96,361

         300,000...........................     63,364       84,816      106,020       127,224     148,861

         400,000...........................     85,868      114,816      143,520       172,224     201,361

         500,000...........................    108,372      144,816      181,020       217,224     253,861

         600,000...........................    130,876      174,816      218,520       262,224     306,361

         700,000...........................    153,380      204,816      256,020       307,224     358,861

         800,000...........................    175,884      234,816      293,520       352,224     411,361

         900,000...........................    198,389      264,816      331,020       397,224     463,861

       1,000,000...........................    220,893      294,816      368,520       442,224     516,361

---------------

(1) Computation of estimated annual retirement benefit based on a straight-line annuity for the life of the employee, net of base Social Security benefits under the Social Security law currently in effect, assuming the employee retires in 2001 at age 65.

         The five-year average compensation of each executive officer listed in the Summary of Compensation Table differs from the present salary and bonus in such table as a result of changes in the rate of pay during the average period. The following table sets forth the years of credited service, five-year average compensation and consecutive five-year average base salary for each of the individuals listed in the Summary of Compensation Table.

                            NAME           SERVICE    COMPENSATION   BASE SALARY
              --------------------------   -------    ------------   -----------
              Michael L. Grimes ........       2             N/A            N/A
              John H. Doster ...........       3             N/A            N/A
              Richard M. Wiater ........       2             N/A            N/A
              Ralph T. Tierno III ......       1             N/A            N/A
              T. Michael Andrews .......      40        $188,702       $160,248
              Garth C. Bates, Jr. ......      29         430,000        285,000
              Lawrence E. Wilson .......      22         251,561        187,561

         TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

         The Company continues to lease certain land and buildings from Mr. Miles McInnis, a former officer and director of the Company for $6,500 per month under a lease that will expire April 14, 2002. The Board of Directors believes that the terms of this lease have been at least as fair to the Company as could have been obtained from nonaffiliated persons.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Each officer and each director of the Company is required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities Exchange Commission all transactions in the Company's Common Stock within a specified time period. Based solely on a review of such reports filed by the officers and directors of the Company, the Company believes that all filings were made on a timely basis.

                        FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES

         The aggregate fees billed for professional services rendered by the Company's independent auditors for the audit of the Company's financial statements for the fiscal year ended January 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $649,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company's independent auditors did not perform any financial information system design or implementation work for the Company during the fiscal year ended January 31, 2001.

ALL OTHER FEES

         The aggregate fees billed for all other professional services rendered by the Company's independent auditors for the fiscal year ended January 31, 2001 were approximately $371,000. The Audit Committee considered whether, and has determined that, the provision of these services is compatible with maintaining the independent auditor's independence.


                            FORM 10-K FOR FISCAL 2000

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING A COPY OF ITS MOST RECENT ANNUAL REPORT ON FORM 10-K UPON RECEIPT OF A REQUEST THEREFOR. SUCH REQUESTS SHOULD BE DIRECTED TO:

                             CARL B. KING
                             SENIOR VICE PRESIDENT, SECRETARY & GENERAL COUNSEL P.O. BOX 1637
                             HOUSTON, TEXAS 77251-1637
                             (713) 868-7700

                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Shareholders may submit proposals for the 2002 Annual Meeting by sending such proposals to the attention of the Corporate Secretary. In order to be considered for inclusion in the proxy statement for the 2002 Annual Meeting, such proposals should be received by the Company on or before January 7, 2002.

                                       By Order of the Board of Directors,



                                       /s/ CARL B. KING
                                       Carl B. King
                                       Senior Vice President, Secretary and
                                       General Counsel

Dated:   Houston, Texas
         May 7, 2001

                                                                       EXHIBIT A



                       STEWART & STEVENSON SERVICES, INC.


                                 AUDIT COMMITTEE




CHARTER

The audit committee of the board of directors consists of directors who are independent of the management of the company and free to exercise independent judgment. The committee provides assistance to the board of directors, shareholders and prospective shareholders by providing oversight of corporate accounting, financial controls, reporting practices and the quality and integrity of financial reports.

The committee is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1, and the committee is also responsible for actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking, or recommending that the full board take, appropriate action to ensure the independence of the outside auditors. On behalf of the board, the committee:

     B. Assures that open communications exist between the directors, independent auditors, internal auditors and the financial management of the company and recommends to the directors changes in policies, practices, or organization to improve the company's financial management, controls or reporting.

     C. Recommends to the directors the independent auditors to audit the corporation and its divisions and subsidiaries. The committee:

              1. Prior to the annual audit, meets with the independent auditors and financial management to review the scope and cost of the audit and the procedures to be used and, at the conclusion of the audit, reviews all reports, statements, comments and recommendations of the independent auditors.

              2. Prior to release, reviews the financial statements to be contained in the annual report to shareholders, all reports to regulatory bodies and releases to the investment community to determine that the disclosures and content of the reports are satisfactory in the opinion of the independent auditor and legal counsel.

              3. Reviews with financial management and the independent auditors at least annually the adequacy and effectiveness of accounting practices and internal controls of the company, the scope and effectiveness of internal audit activities and the compliance of the company with laws, regulatory requirements and the company's code of Business Practices.

     D. Reviews with financial management the annual internal audit plan, determines that the independence and authority of the internal auditors are adequate and meets with the internal auditors to review their findings and recommendations.

     E. Reviews its own charter and reports the results of that review and any recommendations to the board.

     F. Prepares and approves an Audit Committee Report to be included in the company's proxy statement stating that it has satisfied the responsibilities under this charter.


ORGANIZATION

A. The committee shall consist of not less than three directors who are qualified and independent. Members of the committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the committee. At least one member of the committee must have accounting or related financial management expertise. Committee members are independent if they meet the independence requirements of The Nasdaq Stock Market, Inc.

B. At least four meetings (quarterly) are held annually. These quarterly meetings are to be scheduled to review quarterly financial results and to review the quarterly reports prior to release.

C. A chair is appointed by the board from the committee members who sets the date of four regular meetings, calls special meetings as required, maintains meeting records and reports to the directors on all committee activities.

D. The committee may investigate any matter within the scope of its responsibilities, may retain independent counsel or professional services, if necessary, to discharge its duties and may meet independently with members of management, independent or internal auditors or others to obtain information.

While the committee has the responsibilities and powers set forth in this charter, it is not the duty of the committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

APPENDIX

STEWART & STEVENSON SERVICES, INC.                ANNUAL MEETING OF SHAREHOLDERS
2707 NORTH LOOP WEST                                    TO BE HELD JUNE 12, 2001
P.O. BOX 1637
HOUSTON, TEXAS 77251-1637



         Dear Shareholder:

         The Annual Meeting of Shareholders of Stewart & Stevenson Services, Inc. will be held at 10:00 a.m. on Tuesday, June 12, 2001, in the Chase Auditorium, 601 Travis Street, Houston, Texas, for the following purposes:

              1.  Election of three directors to the Board of Directors.

              2. Ratification of the selection of independent public accountants of the Company.

         Only holders of Common Stock of Stewart & Stevenson Services, Inc. of record at the close of business on April 25, 2001 will be entitled to vote at the meeting or any adjournment thereof.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend this meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.


                            BY ORDER OF THE BOARD OF DIRECTORS




                            /s/ CARL B. KING
                            CARL B. KING
         MAY 7, 2001        SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL







                           DETACH PROXY CARD HERE

                         STEWART & STEVENSON SERVICES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 12, 2001
                                 COMMON STOCK PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Carl B. King and Rita M. Schaulat, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock, without par value, of Stewart & Stevenson Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Chase Auditorium, 601 Travis Street, Houston, Texas at 10:00 a.m. on the 12th day of June, 2001 and any adjournments thereof, upon all matters which may properly come before said Annual Meeting.

         THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED ON THE REVERSE SIDE HEREOF. IF NO CHOICE IS MARKED, THE UNDERSIGNED GRANTS THE PROXIES DISCRETIONARY AUTHORITY WITH RESPECT TO THE ELECTION OF DIRECTORS AND PROPOSAL 2. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.

         Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged.

      (Please sign proxy on reverse side and return in enclosed envelope)



                                             STEWART & STEVENSON SERVICES, INC.
                                             P.O. BOX 11285
                                             NEW YORK, NY  10203-0285


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES AND "FOR" ITEM 2.

1.  Election of Directors          FOR all nominees         WITHHOLD AUTHORITY to vote                 EXCEPTIONS [ ]
                                   listed below [ ]         for all nominees listed below [ ]


Nominees:  Donald E. Stevenson, Robert S. Sullivan, Max L. Lukens

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


*EXCEPTIONS
           --------------------------------------------------------------------------------------------------------



2.  Approval of Arthur Andersen LLP as independent             In their discretion the Proxies are authorized to vote
    public accountants of the Company.                         upon such other matters as may properly come
                                                               before the meeting or any adjournment or
    FOR [ ]   AGAINST [ ]   ABSTAIN  [ ]                       postponement thereof.


